Exhibit 10.1
Juniata Valley Financial Corp.
2011 Stock Option Plan
Approved: March 15, 2011
1. Purpose.
The purpose of the Juniata Valley Financial Corp. 2011 Stock Option Plan (the “Plan”) is to attract, retain and motivate highly qualified employees for Juniata Valley Financial Corp. (“JUVF”) and its subsidiaries by making provision for the payment of supplemental compensation (“Awards”) to officers and key employees for services which substantially contribute to the success of JUVF and its subsidiaries. The Plan is designed to provide incentives to those employees who are in a position to contribute to the long-term growth and profitability of JUVF and its subsidiaries. The Plan will also make JUVF’s compensation program more competitive with those of other bank holding companies and banks. JUVF will benefit from the added interest which employees will have in the success of JUVF and its subsidiaries as a result of their proprietary interest in JUVF.
2. Administration of the Plan.
(a) The Plan shall be administered by JUVF’s Board of Directors (the “Board”) and the Board’s Personnel and Compensation Committee (or, at the Board’s option, The Board may appoint a separate committee composed of not less than three (3) or more than six (6) members of the Board) (the "Committee”) . No director who is an employee of JUVF or any subsidiary shall serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. All members of the Committee must be ineligible (and must have been ineligible for a one (1) year period prior to appointment to the Committee) to receive an Award under the Plan or any other similar plan of JUVF.
(b) Subject to the express provisions of the Plan and to such orders or resolutions not inconsistent with the provisions of the Plan as may be issued or adopted from time to time by the Board, the Committee shall recommend to the Board Awards hereunder. Awards shall be in the form of stock options (“Options"), i.e., a right granted to a Participant (as defined in Section 5) pursuant to Section 5, to purchase, before a specified date and at a specified price, a specified number of shares of Stock. The Board shall have the full power and authority, in its discretion, to grant the Awards hereunder, to determine to whom and the time when Awards will be granted to determine the purchase price of JUVF common stock (“Stock”) covered by each Option and the term of each Option, to determine the terms and provisions of the Option agreements entered into in connection with awards under the Plan, to interpret the Plan, to supervise the administration of the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations and take any other action deemed necessary or desirable to the proper operation or administration of the Plan. When the Board takes any such actions relating to the Plan and Awards under the Plan, only non-employee directors shall participate in such action.
(c) Any determination, decision, or action of the Board provided for in the Plan may be made or taken by action of a majority of the members of the Board, exclusive of those Board members who are employees of JUVF or any subsidiary, and shall be final and binding on all persons (including Participants, JUVF, subsidiaries of JUVF, any shareholder of JUVF, any employee of JUVF, or any subsidiary of JUVF). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
(d) Neither the Committee, the Board , JUVF, nor any officer or employee of JUVF or any subsidiary of JUVF shall have any duty to advise Participants of any rules, interpretations or determinations by the Board, and each Participant shall be bound by such rules, interpretations or determinations upon communication thereof to such Participant effective as of such date (prior to, subsequent to or concurrent with such communication) that each such rule, interpretation or determination shall have been intended to be effective by the Board.

3. Stock Subject to the Plan, Scope, and Duration.
(a) Awards under the Plan shall be granted in the form of (i) Incentive Stock Options (“ISOs”), in conformity with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code”), and (ii) a non-qualified stock option (a “NQSO”) that does not meet the definition of an ISO.
(b) The total number of shares of Stock as to which Options may be granted under this Plan during the period ending March 14, 2021, shall be 300,000 shares, which number shall be adjusted, as appropriate, if Section 9 below becomes applicable. Issuance of Stock upon exercise of an Option shall reduce the total number of shares of Stock available under the Plan. There shall not be counted against this total any shares of Stock covered by an Option that has lapsed unexercised or which has been forfeited as hereinafter provided.
(c) Shares of Stock as to which Options under the Plan may be granted may be made available by JUVF from authorized but unissued Stock or from Stock reacquired by JUVF (including Stock purchased in the open market).
(d) The Plan shall terminate on March 14, 2021.
4. Eligible Employees.
The persons who shall be eligible to receive Awards under this Plan shall be such officers and other key employees of JUVF or any of its wholly-owned subsidiaries, without limitation as to length of service, who are from time to time serving as employees in a managerial, administrative, or professional position and who are recommended to, and authorized by, the Board for Awards under the Plan. In addition, in the event JUVF or one of its affiliates acquires another corporation by merger or other form of acquisition, or the assets of another corporation, and former employees of said corporation who become employees of JUVF or an affiliate held stock options to acquire shares of the acquired corporation, the Board, in its discretion, may grant an Award under the Plan to such newly acquired employees in substitution for the options they held pre-acquisition. The terms and conditions of any Awards so granted or assumed may vary from the terms and conditions set forth in this Plan to the extent the Board may deem appropriate to conform, in whole or in part, to the provisions of the options being submitted or assumed.
5. Granting Awards.
(a) The Committee shall recommend to the Board, which, subject to the limitations of this Plan, shall select from eligible employees those persons to be granted Awards (“Participants”) and shall determine the time when each Award shall be granted, the number of shares of Stock to be subject to an Award, and the terms and conditions consistent with this Plan, upon which Awards are to be made. The Board shall make Awards to the officers and key employees so selected for the number of Options and upon the terms and conditions so determined. No Options or Stock shall be issued or distributed under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Options and/or Stock have been complied with to the satisfaction of the Board and JUVF. Awards may be made at any time, from time to time, after such consultation with and consideration of the recommendations of management as the Board deems desirable. The aggregate maximum number of shares of Stock that may be granted to all persons in the form of Options, in any one calendar year is an aggregate of 40,000 shares of Stock (which number shall be adjusted, as appropriate, if Section 9 below becomes applicable.
(b) No Awards shall be granted under this Plan after its termination on March 14, 2021, but Awards granted prior to such termination date may extend beyond the date, and the terms of the Plan shall continue to apply to such Awards.

6. Terms and Conditions Applicable to all Options.
(a) General. Options awarded under the Plan shall be in the form of ISOs or NQSOs. Each Option shall be subject to all of the terms and conditions provided in this Section, all other applicable terms and conditions in the Plan, and such other terms and conditions (“Discretionary Conditions”) as may be specified by the Board with respect to the Option and the Stock covered thereby at the time of the making of the Award or as may be specified thereafter by the Board in the exercise of its powers under the Plan. Without limiting the foregoing, it is understood that the Board may, at any time and from time to time after the granting of an Option under this Plan, specify such additional terms and conditions with respect to such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms and conditions for compliance with federal and state securities laws and, in the case of ISOs, Code Section 422 and other applicable tax laws. The terms and conditions with respect to any Option, or with respect to any Award to any Participant, need not be identical with the terms and conditions with respect to any other Option or any other Participant.
(b) Option Agreement. Receipt of an Option shall be subject to execution of a written agreement (the “Option Agreement”) between JUVF and the Participant, in a form approved by the Board, which shall set forth the number of Options awarded, the number of shares of Stock that may be purchased pursuant to such Options, the applicable Option Price (as defined below) and such other terms and conditions provided in the Plan as may be deemed appropriate by the Board, including, but not limited to, any Discretionary Conditions. The Option Agreement shall be subject to, and shall be deemed amended to include, such additional Discretionary Conditions as the Board may thereafter specify in the exercise of its powers under this Plan. A fully executed original counterpart of the Agreement shall be provided to JUVF and the Participant.
(c) Fair Market Value of Stock. The Fair Market Value of a share of the JUVF common stock shall mean the closing sales price of the Stock on the principal stock exchange on which the stock is traded on the day the Option is granted; or if no sale of the Stock has been made on any stock exchange on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred.
(d) Payment of Option Price. The Option Price for the shares as to which an Option is exercised shall be paid to JUVF in full on or within ten (10) days after the date of exercise. At the election of the Participant, such payment may be (i) in cash, (ii) in shares of Stock owned by the Participant prior to exercising the Option and having a Fair Market Value on the date of payment equal to the Option Price for the shares of Stock being purchased and which satisfy such other requirements as may be imposed by the Board, or (iii) partly in cash and partly in such shares of Stock. Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in the Code may not be tendered in payment of the Option Price.
(e) Rights as a Shareholder. No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, has paid in full the Option Price for such shares of Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Board.
(f) Listing and Registration of Shares. No Option granted pursuant to the Plan shall be exercisable, in whole or in part, prior to the date this Plan has been approved by the shareholders of JUVF, or if the Board determines, at any time and in its discretion, that the listing, registration, or qualifications of the shares of Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.
(g) Investment Purpose. Each Option under this Plan shall be granted on the condition that the purchases of shares of Stock hereunder shall be for investment purposes, and not with a view to resale or distribution. This condition shall not be applicable if the Stock subject to the Option is registered under the Securities Act of 1933, as amended, or if, in the opinion of counsel for JUVF, a resale of such stock without registration is permitted under the Securities Act of 1933 and any other applicable law, regulation, or rule of any governmental agency.

(h) Investment Representation. The Board may require each person purchasing shares of Stock pursuant to the exercise of an Option to represent to and agree with JUVF in writing that such shares are being acquired for investment and without a view to distribution thereof. The certificates for shares of Stock so purchased may include any legend which the Board deems appropriate to reflect any restriction on transfer. The Board also may impose, in its discretion, as a condition of any Option, any restrictions on the transferability of shares of Stock acquired through the exercise of such Option as it may deem fit. Without limiting the generality of the foregoing, the Board may impose conditions restricting absolutely the transferability of shares of Stock acquired through the exercise of Options for such periods as the Board may determine and, further, in the event a Participant’s employment by JUVF or a subsidiary terminates during the period in which such shares of Stock are nontransferable, the Participant may be required, if required by the related Option Agreement, to sell such Stock back to JUVF at such price and on such other terms as the Board may have specified in the Option Agreement.
7. Options.
In addition to the other terms and conditions set forth in this Plan, the following shall be applicable to Options:
(a) Option Price. The purchase price per share of Stock deliverable upon the exercise of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the day the Option is granted, but in no event less than the par value of such Stock.
(b) Exercise Term. Each Option Agreement shall state the period or periods of time within which the Option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Board, provided that the exercise period shall not commence earlier than six (6) months after the date of the grant of the Option nor end later than ten (10) years after the date of the grant of the Option. Except as otherwise approved by the Committee and set forth in the Option Agreement, an Option shall be exercisable as to 20% of the shares of Stock subject to the Option on or after one year after the date of grant and shall be exercisable as to an additional 20% of the shares of Stock subject to the Option on each annual anniversary date of the date of the grant at the Option; provided, however, that if the Participant is age 55 or older on the date of the grant of the Award, the percentage “20%” above shall be replaced with the percentage “33 1/3%”. The Board shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth herein, under such circumstances and upon such terms and conditions as it deems appropriate.
(c) Exercise in the Event of Termination of Employment.
(i) Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the option must be exercised by the Participant’s estate or beneficiaries within one year following the death of the Participant and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.
(ii) Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the option must be exercised within one year following the Participant’s termination of employment and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant. “Disability” means the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve months, receives benefits for a period of not less than three months under JUVF’S disability insurance policy
(iii) Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant the option must be exercised within three years following the Participant’s termination of employment and prior to its expiration. An unexercised ISO will cease to be treated as such and will become a NQSO three months following the date of Retirement. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant. “Retirement” means termination from employment with JUVF after the Participant has attained age 62 and has completed a minimum of five years of service with JUVF or termination of employment under circumstances which the Committee deems equivalent to retirement.
(iv) Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the JUVF for any reason other than death, Disability, or Retirement, options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option. All options which are not exercisable on the date of termination shall be canceled.

(v) Extension of Exercise Period: Notwithstanding all other provisions under Section 2.7(c), in the event a Participant’s employment is terminated, the Committee may, in its sole discretion, extend the post-termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.
(vi) Exercise In the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.7(b). A “change of control” shall be deemed to have occurred upon the happening of any of the following events:
(a) a change within a twelve month period in a majority of the members of the Board of Directors of JUVF;
(b) a change within a twelve month period in the holders of more than 50% of the outstanding voting stock of JUVF; or
(c) any other event deemed to constitute a “change of control” by the Board of Directors.
(d) 10% Owners. Notwithstanding anything herein to the contrary, no ISO shall be granted to any individual if at the time the ISO is to be granted the individual owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of JUVF unless at the time such ISO is granted the ISO Option Price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five (5) years from the date such ISO is granted. For purposes of the preceding sentence, the attribution rule of Stock ownership set forth in Section 425(d) of the Code shall apply.
(e) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which ISOs are exercisable for the first time by any one Participant during any calendar year exceeds one hundred thousand dollars ($100,000), the options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as non-statutory stock options (i.e., shall not be treated as ISOs), notwithstanding any contrary provision of the applicable Option Agreements.
(f) Notice of Sale. A Participant shall give prompt notice to JUVF of any disposition of shares of Stock acquired upon exercise of an ISO if such disposition occurs within either two (2) years after grant of the ISO or one (1) year after receipt of such Stock by the Participant.
(g) Other Terms. Each ISO Option Agreement, in addition to specifically designating the Options covered thereby as ISOs, shall contain such other terms, conditions and provisions as the Board may determine to be necessary or desirable in order to qualify such ISO as a tax-favored option within the meaning of Section 422 of the Code. Subject to the limitations of Paragraph 11, and without limiting any other provisions hereof, the Board shall have the power without further approval to amend the terms of this Plan or any Awards or agreements thereunder for such purpose.
8. Non-transferability of Options.
Options granted under this Plan shall not be transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, Options may be exercised only by the Participant. Options exercisable after the death of a Participant may be exercised by the legatees, personal representatives, or distributees of the Participant.

9. Stock Adjustments.
(a) In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock of JUVF or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to, or which may become subject to, an Award under this Plan, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards shall also be appropriately amended as to Option Price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or any shares into which such shares shall have been changed, or for which the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award theretofore granted or which may be granted under this Plan, such adjustments shall be made in accordance with such determination.
(b) Fractional shares resulting from any adjustment in Awards pursuant to this Paragraph 9 may be settled in cash or otherwise as the Board shall determine. Notice of any adjustments shall be given by JUVF to each holder of an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan. The Board may round down to the next whole number any shares of Stock resulting from any adjustment in Awards in order to eliminate fractional shares.
(c) The Board shall have the power, in the event of any merger or consolidation of JUVF with or into any other corporation, or the merger or consolidation of any other corporation with or into JUVF, or the sale of all or substantially all of the assets of JUVF, or an offer to purchase made by a party other than JUVF to all shareholders of JUVF for all or any substantial portion of the outstanding Stock, to amend all outstanding Awards to permit the exercise of all such Awards prior to the effectiveness of any such merger, consolidation, or sale or the expiration of any such offer to purchase and to terminate such Awards as of such effectiveness or expiration.
(d) In making the adjustments provided for by this Paragraph 9, consideration shall be given to applicable tax and securities laws in order to avoid a premature lapse or disqualifying disposition of an Option due solely to such adjustment.
10. Withholding Taxes.
(a) Subject to the provisions of subparagraph (b), JUVF may require that any Participant, as a condition of the exercise of an Option, other than an ISO, pay or reimburse any taxes which JUVF or a subsidiary is required to withhold in connection with the exercise of the Option.
(b) A Participant may satisfy the withholding obligation described in subparagraph (a), in whole or in part, by electing to have JUVF withhold shares of Stock (otherwise issuable upon the exercise of an Option) having a Fair Market Value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to the following restrictions:
(i) it must be made prior to the date on which the amount of tax to be withheld is determined;
(ii) it shall be irrevocable;
(iii) it shall be subject to disapproval by the Board; and
(iv) it shall be ineffective if the effect of such election is to cause a violation of any regulation of the Securities and Exchange Commission.

11. Effective Date, Termination, and Amendment of the Plan.
(a) This Plan shall become effective on March 15, 2011, provided that JUVF’s shareholders shall have adopted the Plan at the Company’s 2011 Annual Meeting of Stockholders. Once effective, this Plan shall terminate March 14, 2021.
(b) The Board may, insofar as permitted by law, from time to time and at any time, with respect to any Stock at the time not subject to Awards, terminate, suspend, alter, amend or discontinue the Plan, in whole or in part, except that no such modification, alteration, amendment, or discontinuation shall, without the Participant’s consent, impair the rights of any Participant under any Award granted to such Participant, except in accordance with the provisions of this Plan and/or the Agreement applicable to any such Award, and further, no modification, alteration, or amendment shall, without the approval by the holders of a majority of the then outstanding voting stock of JUVF represented and entitled to vote at a shareholders’ meeting:
(i) increase the total number of shares of Stock reserved for the purpose of the Plan;
(ii) decrease the Option Price of any Option to less than one hundred percent (100%) of Fair Market Value on the date of grant of any Option; and
(iii) materially increase the benefits accruing to Participants under this Plan.
12. Miscellaneous.
(a) No Rights to Continued Employment or Award. This Plan does not, directly or indirectly, create any rights in any employee or class of employees to receive any Awards under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by JUVF or a subsidiary, and it shall not be deemed to interfere in any way with the right of JUVF or any subsidiary to terminate or otherwise modify an employee’s employment at any time.
(b) Failure to Comply with Terms and Conditions. Notwithstanding any other provision of this Plan, no payment or delivery with respect to any Award shall be made, and all rights of the Participant who receives such Award (or his designated beneficiary or legal representative) to such payment or delivery under this Plan shall be forfeited, at the discretion of the Board, if, prior to the time of such payment or delivery, the Participant breaches any restriction or any of the terms, restrictions and/or conditions of this Plan and/or any agreement with respect to such Award.
(c) Parties in Interest. The provisions of this Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate, executors, administrators or trustees thereof, heirs and legatees and any receiver of such estate.
(d) Indemnification. No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee or the Board, nor for any mistake or judgment made in good faith, and JUVF shall indemnify and hold harmless each member of the Committee and the Board and each other officer or employee of JUVF to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan, unless arising out of such person’s own fraud or bad faith. This provision shall in no way limit the right to indemnification, or affect the lack of personal liability to which an employee, officer, or director is entitled under JUVF’s Bylaws or under applicable law.
(e) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (on a form supplied by the Board) to exercise his Awards in the event of his death, and may change such designation from time to time and at any time prior to the death of such Participant.

(f) Governing Law. All questions pertaining to construction, validity and effect of the provisions of this Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.
(g) Compliance with Code Section 409A. Section 409A of the Code (herein “409A”) governing the taxation of nonqualified deferred compensation does not, as a general rule, apply to stock rights of the type to be granted under this Plan. Nevertheless, to the extent that the Board determines that any Option granted under the Plan is subject to 409A, the Option Agreement evidencing such Option shall incorporate the terms and conditions required by 409A. To the extent applicable, the Plan and Option Agreements shall be interpreted in accordance with 409A. Notwithstanding any provision of the Plan or an Option Agreement to the contrary, in the event the Board determines that any Option may be subject to 409A, the Board may adopt such amendments to the Plan and the applicable Option Agreements, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Option from 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (2) comply with the requirements of 409A.